EXHIBIT 5.08
                                  LITIGATION

                        PENDING CLAIMS OVER 1. MILLION





                                                           AMT REQ'D
     LOC     DATE    CLAIMANT                 DESC          IN SUIT
     ----  --------  --------------------  ----------  ------------------

(1)  0061  02/05/91  Phuong Anh Thi Trong  Assault         >$1,000,000.00
                                                         (Insurance claim
                                                       prior to SIR)
(2)  0095  12/08/92  Noris Faniel          Fall from   $     2,500,000.00
                                           Ceiling

(3)  0140  02/09/94  Stacey Thompson       Rape        $    30,000,000.00

(4)  0505  05/02/94  David Wu              Shooting    $     9,750,000.00
                                              (Death)


(5) All other matters set out in audit letter dated February 16, 1996, from Dow, Cogburn & Friedman, P.C. to Deloitte & Touche (a copy of which has been provided to Agent).




Footnote:    We  have  $76,000,000  coverage  every  year  from  1992 to date.

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